Exhibit 10.2

BINDING LETTER OF INTENT

THIS BINDING LETTER OF INTENT (the “ Agreement ”) entered into December , 2021, sets forth certain binding understandings and certain binding covenants with respect to the purchase of the assets of Mango Tel LLC, a Wyoming limited liability company, owned by Fisk Holdings, LLC, a New York limited liability company located at 1091 Yonkers Avenue, Yonkers, New York 10704 and SDI Black 011, LLC, a New York limited liability company located at 1091 Yonkers Avenue, Yonkers, New York 10704 (hereinafter collectively “ Seller ”), and Sahedabanu Sohel Kapadiai and Sohel Basir Kapadia, the managing members and owners of Seller (hereinafter collectively “ Owners”), by Cuentas, Inc., a Florida corporation located at 235 Lincoln Road, Suite 210, Miami Beach, Florida 33139 ( “Buyer” ).

WHEREAS on or about October 29, 2021, Seller and Buyer entered into that certain Non-binding Letter of Intent (the “ NLOI ”) whereby the parties conducted their due diligence regarding the desirability of the proposed purchase of the assets of Seller by Buyer. A copy of the executed NLOI is Exhibit A hereto, and the terms and conditions of the executed NLOI are incorporated by reference into this Agreement;

WHEREAS as of the date set forth above the parties hereto have agreed to enter into this Binding Letter of Intent so they may consummate the contemplated transaction through entry into a final Asset Purchase Agreement;

ACCORDINGLY, the parties covenant and agree as follows:

1. Recitals: The above recitals are true and correct and form a part of the parties’ agreement.

2. Conflict Between Agreements: The terms and conditions of the NLOI executed by the parties and attached hereto as Exhibit A shall remain in full force and effect subject to the additional terms and conditions set forth in this Agreement. To the extent there is a conflict between the terms and conditions of this Agreement and the terms and conditions of the NLOI, the terms and conditions of this Agreement shall control.

3. Assets To Be Purchased: Buyer shall acquire all of the assets of Seller which include without limitation the Seller’s blackwireless.com domain and other assets as set forth on Schedule A attached hereto (the “ Purchased Assets ”). Seller shall retain only those assets set forth on Schedule B attached hereto (the “ Retained Assets”). Any asset of Seller not listed on either Schedule A or Schedule B shall be included in the Purchased Assets.

4. Purchase Price: Buyer agrees to purchase, and Seller agrees to sell, the Purchased Assets for THREE MILLION TWO HUNDRED THOUSAND DOLLARS ($3,200,000.00) (the “ Purchase Price ”) to be paid by Buyer as follows:

a. Within three business days of execution of this Agreement, Buyer shall pay into the Buyer’s counsel’s trust account in cleared funds TWO MILLION DOLLARS ($2,000,000.00) to be held in escrow (the “ Initial Escrowed Purchase Price ”) pending the closing (the “Closing”) of the contemplated Purchase and Sale Agreement (the “ PSA ”), and written instructions signed by each party to the PSA directing Buyer’s counsel, AM Law LLC (the “ Escrow Agent ”), to wire transfer the Initial Escrowed Purchase Price directly to the Small Business Administration (SBA) as partial satisfaction of the Seller’s approximate FOUR MILLION TWO HUNDRED THOUSAND DOLLAR ($4,200,000.00) outstanding loan balance owed to the SBA (the “ SBA Loan ”); and

b. on or before the Closing, Buyer shall pay into the trust account of Escrow Agent the remaining Purchase Price of ONE MILLION TWO HUNDRED THOUSAND DOLLARS ($1,200,000.00) to be held in escrow (the “ Final Escrowed Purchase Price ”), pending written instructions signed by each party to the PSA directing the Escrow Agent to wire transfer the Final Escrowed Purchase Price directly to the Small Business Administration (SBA) as partial satisfaction of the Seller’s approximate FOUR MILLION TWO HUNDRED THOUSAND DOLLAR ($4,200,000.00) outstanding loan balance owed to the SBA (the “ SBA Loan ” ).

5. Owner Repayment Obligation re SBA Loan: on or before the Closing, Owner shall pay directly to the SBA in cleared funds the SBA Loan which is estimated to have an outstanding balance in the approximate amount of ONE MILLION DOLLARS ($1,000,000) after the payments by the Escrow Agent of the Initial Escrowed Purchase Price and Final Escrowed Purchase Price. Owner shall be solely responsible for satisfying in full the remaining SBA Loan balance outstanding as of May 17, 2022, after deducting the payments by the Escrow Agent of the Initial Escrowed Purchase Price and Final Escrowed Purchase Price.

6. Transfer of Assets By Seller To Buyer’s Newco: After execution this Agreement, Buyer shall form a newco titled Cuentas SDI, LLC, a Florida limited liability company (“ Newco ” ). Once Newco has set up appropriate bank accounts, Seller shall immediately transfer all revenue transactions from Seller’s existing credit card services and direct deposits from its existing bank accounts to effectuate all revenue sources of Seller being deposited into the bank account(s) opened in the name of the Newco. As soon as practicable after execution of this Agreement, Seller shall deliver to Buyer all of the remaining Purchased Assets into the custody and control of Newco. A condition of the PSA is that at closing Seller shall deliver a bill of sale or assignment of license or other intellectual property rights as the case maybe, in favor of Newco, in a form acceptable to Buyer, transferring title to the Purchased Assets to Newco free and clear of any and all liens, claims, or encumbrances. Until the Closing, Seller shall own 100% of the interest in the Newco and shall assign at Closing the 100% interest in the Newco to Buyer. The managing members of the Newco until closing shall be Jeff Johnson, Arik Maimon, and Sahedabanu Sohel Kapadiai. After the Closing, Buyer shall appoint at its sole discretion the managing members of the Newco.

7. Indemnification of Buyer by Seller and Owner: The parties waive compliance with the provisions of any applicable state version of the Uniform Commercial Code relating to bulk transfers in connection with the transactions contemplated by this Agreement; provided, however, Seller and Owner agree to indemnify and hold Buyer harmless from and against any liability for any amount owing to Seller’s creditors with respect to the Purchased Assets or the business operation of Seller being transferred to Buyer pursuant to this Agreement, which liability arose prior to the transfer of the Purchased Assets and business operations from Seller to Buyer under this Agreement. Buyer agrees to indemnify and hold Seller harmless from and against any liability for any amount owing with respect to the Purchased Assets and business operations of the Seller transferred by Seller to Buyer pursuant to this Agreement, which liability arises subsequent to the transfer of the Purchased Assets and business operations from Seller to Buyer under this Agreement.

8. Purchase and Sale Agreement: Buyer, Owner, and Seller shall negotiate in good faith and enter into the PSA containing the terms and conditions set forth in this Agreement on or before December 31, 2021. The parties admit that this Agreement is binding on each of them and that they will use their best efforts and good faith to enter into the PSA with terms and conditions consistent with this Agreement.

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9. Expedited Binding Arbitration: Buyer, Owner, and Seller agree that any dispute regarding this Agreement or dispute over the final terms and conditions of the PSA will be settled by binding arbitration according to the rules of the American Arbitration Association (the “ AAA ”) conducted in Miami, Florida by the AAA. The parties agree to expedite the necessary arbitration as quickly as the rules of the AAA permit. The parties agree to mutually select the arbitrator or the will promptly notify the AAA they are unable to agree and the AAA will select an arbitrator with 20 plus years of experience in complex commercial asset purchases or business acquisitions. The parties agree to follow and implement the fmal ruling of the Arbitrator without recourse to an appeal or the necessity of the prevailing party having to file the ruling with the circuit court to have the ruling converted into a fmal judgment. This provision is a material consideration in the parties entering into this agreement.

10. Seller represents and warrants that the gross revenues of the two entities whose assets are the subject matter of this Agreement have combined gross revenues of nine million dollars ($9,000,000.00) for the year ending 2021 is materially less than said amount, Buyer shall have the option at its sole discretion to cancel this Agreement by providing written notice to Seller. If the Buyer elects to cancel this Agreement, this Agreement and the NLOI shall be null and void except for any non-disclosure provisions.

II. Time is of the Essence: Time is of the essence in the performance of the parties to the obligations and conditions of the terms of the NLOI and this Agreement.

11. Waiver of Jury Trial: EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAlVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL ACTION, PROCEEDING, CAUSE OF ACTION OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, INCLUDING ANY EXHIBITS AND SCHEDULES ATTACHED TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY.

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By signing below each party agrees to be bound by this Agreement and the terms and conditions of the NLOI except as modified by the terms and conditions of this Agreement.

BUYER:

By:

/s/ Jeff Johnson
Jeff Johnson
CEO
Cuentas, Inc.
235 Lincoln Road, Suite 210
Miami Beach, FL 33139

SELLER:

/s/ Sohel Kapadia
Mango Tel LLC
By: Fisk Holdings, LLC
By: Sohel Kapadia
Managing Member
1091 Yonkers Avenue
Yonkers, New York 10704

/s/ Saheda Kapadia
SDI Black 011, LLC,
By: Saheda Kapadia
Yonkers, New York 10704

OWNERS:

/s/ Sohel Kapadia
Sohel Kapadia

/s/ Saheda Kapadia
Saheda Kapadia

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